Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2023 relating to the consolidated financial statements of Creative Realities, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Creative Realities, Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Louisville, Kentucky

May 25, 2023